Exhibit 10.28.1

LOAN MODIFICATION AGREEMENT

This Loan Modification Agreement (this “Loan Modification Agreement’) is entered into as of December 21, 2005, by and between SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462, doing business under the name “Silicon Valley East” (“Bank”) and, ARTISOFT, INC., a Delaware corporation with its principal place of business at One Memorial Drive, Cambridge, Massachusetts 02142 and VERTICAL COMMUNICATIONS ACQUISITION CORP., a Delaware corporation with its principal place of business at One Memorial Drive, Cambridge, Massachusetts 02142 (singly and collectively, jointly and severally, “Borrower”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of September 28, 2005, evidenced by, among other documents, a certain Loan and Security Agreement dated as of September 28, 2005 between Borrower and Bank (the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by: (i) the Collateral as described in the Loan Agreement, and (ii) the Intellectual Property Collateral as described in certain Intellectual Property Security Agreements each dated September 28, 2005 (singly and collectively, the “IP Agreement”) by Borrower in favor of Bank (together with any other collateral security granted to Bank, the “Security Documents”).

Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3. DESCRIPTION OF CHANGE IN TERMS.

Modification to Loan Agreement.

Section 5a. of the Schedule to the Loan Agreement is hereby amended by deleting the following text appearing therein:

“a. Minimum Tangible Net Worth:

Borrower shall maintain a Tangible Net Worth of not less than the amounts set forth below:

(a)	($500,000.00), from the date of this Agreement through September 30, 2005;
(b)	($1,250,000.00), from October 1, 2005 through October 31, 2005;
(c)	($1,500,000.00), from November 1, 2005 through November 30, 2005;
(d)	($600,000.00), from December 1, 2005 through December 31, 2005;
(e)	($1,000,000.00), from January 1, 2006 through January 31, 2006;
(f)	($1,000,000.00), from February 1, 2006 through February 28, 2006; and
(g)	$500,000.00, from March 1, 2006 through March 31, 2006.”

and substituting the following text therefor:

“a.	Minimum Tangible Net Worth:

Borrower shall maintain a Tangible Net Worth of not less than the amounts set forth below:

(a)	($6,000,000.00), from October 1, 2005 through October 31, 2005;
(b)	($6,250,000.00), from November 1, 2005 through November 30, 2005;
(c)	($5,350,000.00), from December 1, 2005 through December 31, 2005;
(d)	($5,750,000.00), from January 1, 2006 through January 31, 2006;
(e)	($5,750,000.00), from February 1, 2006 through February 28, 2006; and
(f)	($4,250,000.00), from March 1, 2006 through March 31, 2006.”

4. FEES. Borrower shall reimburse Bank for all legal fees and expenses previously incurred in connection with its loan arrangement with Borrower and all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5. RATIFICATION OF INTELLECTUAL PROPERTY SECURITY AGREEMENT. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions IP Agreement, and acknowledges, confirms and agrees that the IP Agreement contains an accurate and complete listing of all Intellectual Property Collateral as defined the IP Agreement.

6. RATIFICATION OF PERFECTION CERTIFICATE. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificates each dated as of September 28, 2005 between Borrower and Bank, and acknowledges, confirms and agrees the disclosures and information above Borrower provided to Bank in the Perfection Certificates has not changed, as of the date hereof, with the exception of the change of the Borrower’s chief executive office to One Memorial Drive, Cambridge, Massachusetts.

7. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

8. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

9. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

10. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

11. JURISDICTION/VENUE. Borrower accepts for itself and in connection with its properties, unconditionally, the exclusive jurisdiction of any state or federal court of competent jurisdiction in the Commonwealth of Massachusetts in any action, suit, or proceeding of any kind against it which arises out of or by reason of this Loan Modification Agreement; provided, however, that if for any reason Bank cannot avail itself of the courts of the Commonwealth of Massachusetts, then venue shall lie in Santa Clara County, California. NOTWITHSTANDING THE FOREGOING, THE BANK SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH THE BANK DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE THE BANK’S RIGHTS AGAINST THE BORROWER OR ITS PROPERTY.

12. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

[signature page follows]

This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER: ARTISOFT, INC.		BANK: SILICON VALLEY BANK, doing business as SILICON VALLEY EAST

By:	/s/ Duncan G. Perry	By:	/s/ Michael Tramack

Name:	Duncan G. Perry	Name:	Michael Tramack

Title:	Vice President & Chief Financial Officer	Title:	Vice President

VERTICAL COMMUNICATIONS ACQUISITION CORP.

By:	/s/ Duncan G. Perry

Name:	Duncan G. Perry

Title:	Vice President